                                                                     Exhibit 4.2


                              The Gillette Company,

                                     Issuer

                                       To

                                 Bank One, N.A.,

                                     Trustee

                                     -------

                          FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of November 8, 2002

                           Supplementing the Indenture

                           Dated as of April 11, 2002

                                     -------
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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION......   2
   Section 1.01. Definitions...........................................   2
   Section 1.02. Section References....................................   2
ARTICLE II AMENDMENT TO ORIGINAL INDENTURE.............................   2
   Section 2.01. Consolidation, Merger and Sale of Assets..............   2
ARTICLE III MISCELLANEOUS..............................................   2
   Section 3.01. Effect on Original Indenture..........................   2
   Section 3.02. Counterparts..........................................   3
   Section 3.03. Recitals..............................................   3
   Section 3.04. Governing Law.........................................   3

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         This Fourth Supplemental Indenture, dated as of November 8, 2002, between The Gillette Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at Prudential Tower Building, Boston, Massachusetts 02199, and Bank One, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee"), having its Corporate Trust Office at 153 West 51st Street, New York, New York, 10019.

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of April 11, 2002 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Company (the "Securities") may be issued from time to time; and

         WHEREAS, Section 901(5) of the Original Indenture provide that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities; and

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Fourth Supplemental Indenture in order to supplement and amend the Original Indenture by amending certain provisions thereof for the benefit of the Holders of any Security of any series created after the date hereof;

         WHEREAS, the Company and the Trustee desire to enter into this Fourth Supplemental Indenture for the purposes set forth in Section 901(5) of the Original Indenture as referred to above; and

         WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Fourth Supplemental Indenture; and

         WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

         NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the purchase of the Securities of any series created after the date hereof (the "Subsequent Securities") by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Subsequent Securities, as follows:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions

         All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Fourth Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture."

Section 1.02. Section References

         Each reference to a particular section set forth in this Fourth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourth Supplemental Indenture.

                                   ARTICLE II

                         AMENDMENT TO ORIGINAL INDENTURE

Section 2.01. Consolidation, Merger and Sale of Assets

         Subparagraph (1) of Section 801 of the Original Indenture shall be deemed to be amended to read in its entirety with respect to and for the benefit of the Subsequent Securities, as follows:

                  "(1) in case the Company shall consolidate with or merge into another Person or convey or transfer its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;".

                                   ARTICLE III

                                  MISCELLANEOUS

Section 3.01. Effect on Original Indenture

         This Fourth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Fourth Supplemental Indenture, the Original Indenture is in all
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respects ratified, approved and confirmed, and the Original Indenture and this
Fourth Supplemental Indenture shall together constitute one and the same instrument.

Section 3.02. Counterparts

         This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

Section 3.03. Recitals

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

Section 3.04. Governing Law

         This Fourth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

                [Remainder of this page intentionally left blank]
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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed as of the date and year first written above.

                                          THE GILLETTE COMPANY



                                          By: /s/ Gail F. Sullivan
                                              ----------------------------------
                                          Name:  Gail F. Sullivan
                                          Title:  Vice President and Treasurer

                                          BANK ONE, N.A., as Trustee


                                          By: /s/ Michael Pinzon
                                              ----------------------------------
                                                Authorized Signatory

Commonwealth of Massachusetts       )
                                    ) ss:
County of Suffolk.                  )

         On the 8th day of November, 2002, before me personally came Gail F. Sullivan, to me known, who, being by me duly sworn, did depose and say that he/she is Vice President and Treasurer of The Gillette Company, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.

                                            /s/ Elizabeth A. Wilson
                                            ____________________________________
                                            Elizabeth A. Wilson, Notary Public
                                            My Commission Expires: 1/24/08




State of New York                   )
                                    ) ss:
County of New York                  )

         On the 8th day of November, 2002, before me personally came Michael Pinzer, to me known, who, being by me duly sworn, did depose and say that he/she is an Authorized signatory of Bank One, N.A., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.


                                           /s/ Mark E. Davis
                                           _____________________________________
                                           Mark E. Davis
                                           Notary Public State of New York
                                           Reg. No. 01DA6004466
                                           Qualified in New York City
                                           My Commission Expires: March 23, 2006